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                                                                 EXHIBIT 99.488

                    THE EFFECT OF LARGE SUPPLY WITHDRAWAL ON
                            THE MARKET CLEARING PRICE


When a large supply into a zone is withdrawn for one reason or another, what is the effect on the zonal market clearing price? The answer to such a question has real implications to the behavior of California energy market, as we will later discuss on the case of the PX Day-Ahead energy market for the dispatch day of May 25, 1999. To approach the answer to this question, let's first examine the following simple example.


THE EFFECT OF WITHDRAWING A SUPPLY PORTFOLIO BID

As shown in Figure 1, Zone 1 in this example has one internal supply portfolio, SPA, one external supply, SPB, and one demand portfolio DP. The portfolio bid curves are shown in Figure 2. Also shown in Figure 2 is the aggregate supply bid curve. The intersection point of the aggregate supply bid curve and the demand bid curve gives the market clearing price (MCP) and clearing quantities.


                                    [CHART]

                     Figure 1: A Zone with External Supply


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                                    [CHART]

                         Figure 2. Portfolio Bid Curves

            Figure 2 provides several simple and useful observations.

1. The aggregate supply bid curve is generally less steeper than any of the composing individual supply bid curves. Same can be said of the aggregate demand bid curve, although in this simple example the aggregate demand bid curve is the only individual demand bid curve.

2. Withdrawing the supply portfolio bid, SPB, from the auction will reduce the aggregate supply bid curve to the bid curve of the supply portfolio bid, SPA, which is steeper. In fact, Figure 2 shows that withdrawing SPB from the auction will raise the market clearing price from the value MCP to the value MCP'.

In general, withdrawing any supply portfolio bid from the energy auction will raise the unconstrained market clearing price.


THE EFFECT OF WITHDRAWING A SUPPLY RESOURCE SCHEDULE

What if SPB is not withdrawn from the auction but its composing resource schedules is withdrawn later in the ISO congestion management process due, for example, to a inter-zonal interface outage from Zone 2 to Zone 1 shortly before the ISO congestion management process?


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To answer this question, we first make two assumptions that will help simplify the subsequent discussion without limiting the general conclusions. First, we assume that each portfolio schedule is fulfilled by one resource schedule. Therefore, we have supply resource schedule SRA for portfolio SPA, supply resource schedule SRB for portfolio SPB, and demand resource schedule, DR. Second, we assume that the adjustment bids of the resource schedules are conforming, or otherwise consistent with the portfolio bid curves. By being consistent with the portfolio bid curves we mean that the adjustment bid curves more or less wrap around the portfolio bid curves, as illustrated in Figure 3.


                                    [CHART]

                        Figure 3. IPS and Adjustment Bids

With the above two assumptions, we are ready to examine the effect of withdrawing the resource schedule, SRB (whose portfolio bid is SPB) on the market clearing price in Zone 1.
Referring to Figure 3, since SRB is withdrawn, we are left with only two adjustment bid curves, that of the supply resource SRA and that of the demand resource DR. The intersection of these two adjustment bid curves yields the new market clearing price and quantities. It can be observed from Figure 3, this intersection point almost coincide with the intersection point of the supply portfolio bid curve of SPA and the demand portfolio bid curve of DP. For this example, therefore, we conclude that the effect of withdrawing SRB, the resource schedule composing of the portfolio bid, SPB, is very similar to withdrawing the portfolio bid, SPB, itself in the auction. The market clearing price in Zone 1 resulting from withdrawing the resource schedule, SRB, in congestion management is very close to MCP'.


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In general, we can deduce that, as long as the adjustment bids are conforming
(or to reflect the price-quantity relationship of the originating portfolio bid) the effect of withdrawing all resource schedules composing of a portfolio schedule on the market clearing price is similar to that of withdrawing the original portfolio bid.


THE EFFECT OF NON-CONFORMING ADJUSTMENT BIDS

What if the adjustment bid is not, or cannot be, conforming so as to reflect the portfolio bid's price-quantity relationship? Let's continue our discussion by modifying our example. Suppose, that the demand portfolio, DP, is fulfilled with an inter-SC resource schedule, DR. As a result, DR does not have an adjustment bid, or we can say that DR's adjustment bid is now as shown in Figure 4.


                                    [CHART]

                   Figure 4. IPS and Non-conforming Adjustment


As evident in Figure 4, withdrawing the resource schedule SRB now will move the market clearing price to MCP", considerably higher than MCP'.

In general, non-conforming adjustment bids will distort the market clearing prices. In the case of inter-SC trade, the present inability to accept adjustment bids for inter-SC trade resource schedules can lead to considerably higher market clearing prices when a large supply resource schedule is withdrawn in congestion management, as illustrated in the example depicted in Figure 4.


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THE EXAMPLE OF MAY 25, 1999 PX DAY-AHEAD ENERGY MARKET

What happened to the PX Day-Ahead Energy Market for dispatch day of May 25, 1999 is analogous to the simple example presented in Figures 1 through 4. For the dispatch day in question, the composing supply resource schedules for a 2900 MWh supply portfolio schedule external to California were withdrawn due to transmission constraint, causing a sharp rise of the market clearing price within California. In this case, California is analogous to Zone 1 in the simple example of Figure 1 and the 2900 MWh supply portfolio external to California is analogous to SPB in the simple example of Figure 1. Figure 5 provides the actual aggregate demand portfolio bid curve and the actual aggregate supply portfolio bid curves for hour ending 15 of May 25, 1999. Also shown on Figure 5 is the aggregate supply portfolio bid curve without the 2900 MWh supply portfolio bid.

                                    [CHART]


             FIGURE 5. Aggregation Portfolio Bids for Hour Ending 15
                      of the May 25, 1999 Day-Ahead Market


Following the same reasoning as we have used for our simple example previously, we can see that withdrawing the 2900 MWh supply resource schedules into California has the natural effect of raising the California market clearing price from nearly $29/MWh to nearly $36/MWh, for hour ending 15 of the May 25, 1999 Day-Ahead market, assuming


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that all resource schedules are accompanied by conforming adjustment bids. In reality, however, the adjustment bids do not coincide very well with the portfolio bids, in other words, they can be highly non-conforming, as can be observed from Figure 6, where the aggregate supply adjustment bid curves and aggregate demand adjust bid curves are shown for hour ending 15 of the May 25, 1999 Day-Ahead market. The intersection of the aggregate supply and demand adjustment bid curves yields the actual PX Day-Ahead zonal market clearing price in California for hour ending 15, $48.98/MWh.


                                    [CHART]


  FIGURE 6. Aggregate Adjustment Bid Curves and Aggregate Portfolio Bid Curves
             For Hour Ending 15 of the May 25, 1999 Day-Ahead Market


It is also instructive to observe that about 7600 MWh of inter-SC supply portfolio bids and about 2800 MWh of inter-SC demand portfolio bids were scheduled for hour ending 15 of the May 25, 1999 Day-Ahead market. Almost all of these inter-SC portfolio bids were price takers in the auction. None of the inter-SC resource schedules could contribute adjustment bids to the congestion management. If such inter-SC resource schedules are allowed to participate in congestion management, the composite adjustment curves would have likely been less steeper, leading to lower market clearing prices after congestion management.